SNAP-ON INCORPORATED
                                     BYLAWS
                              AMENDED AND RESTATED




                                      INDEX


                               ARTICLE I - OFFICES

   1.1. Registered Office and Agent  . . . . . . . . . . . . . . . . . .    1

   1.2. Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . .    1

                          ARTICLE II - THE STOCKHOLDERS

   2.1. Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . .    1

   2.2. Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . .    1

   2.3. Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

   2.4. Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

   2.5. Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

   2.6. List of Stockholders . . . . . . . . . . . . . . . . . . . . . .    3

   2.7. Special Meetings . . . . . . . . . . . . . . . . . . . . . . . .    3

   2.8. Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . .    3

   2.9. Stockholder Nominations and Proposals  . . . . . . . . . . . . .    3

   2.10. Voting Procedures and Inspectors of Elections . . . . . . . . .    4

                      ARTICLE III - THE BOARD OF DIRECTORS

   3.1. Powers, Number and Classification of Directors . . . . . . . . .    5

   3.2. Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

   3.3. Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . .    6

   3.4. Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . .    6

   3.5. Special Meetings . . . . . . . . . . . . . . . . . . . . . . . .    6

   3.6. Quorum; Voting . . . . . . . . . . . . . . . . . . . . . . . . .    7

   3.7. Quorum During Emergency  . . . . . . . . . . . . . . . . . . . .    7

   3.8. Informal Action  . . . . . . . . . . . . . . . . . . . . . . . .    7

   3.9. Meeting by Telephone . . . . . . . . . . . . . . . . . . . . . .    7

   3.10. Compensation  . . . . . . . . . . . . . . . . . . . . . . . . .    7

   3.11. Committees  . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                              ARTICLE IV - OFFICERS

   4.1. Election and Removal of Chairman of the Board of Directors . . .    8

   4.2. Duties of the Chairman of the Board of Directors . . . . . . . .    8

   4.3. Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

   4.4. Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

   4.5. Designation of Chief Executive Officer and Chief Operating
        Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

   4.6. Chief Executive Officer  . . . . . . . . . . . . . . . . . . . .    9

   4.7. Chief Operating Officer  . . . . . . . . . . . . . . . . . . . .   10

   4.8. President  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

   4.9. Executive Vice Presidents  . . . . . . . . . . . . . . . . . . .   10

   4.10. Senior Vice Presidents  . . . . . . . . . . . . . . . . . . . .   10

   4.11. Chief Information Officer . . . . . . . . . . . . . . . . . . .   10

   4.12. Chief Financial Officer . . . . . . . . . . . . . . . . . . . .   10

   4.13. Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . .   10

   4.14. Appointed Officers  . . . . . . . . . . . . . . . . . . . . . .   11

   4.15. Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

   4.16. Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

   4.17. Controller  . . . . . . . . . . . . . . . . . . . . . . . . . .   11

   4.18. Delegation of Duties  . . . . . . . . . . . . . . . . . . . . .   12

   4.19. Compensation  . . . . . . . . . . . . . . . . . . . . . . . . .   12

   4.20. Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

              ARTICLE V - CERTIFICATES OF STOCK AND THEIR TRANSFER

   5.1. Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

   5.2. Form of Certificates . . . . . . . . . . . . . . . . . . . . . .   12

   5.3. Transfer of Certificates . . . . . . . . . . . . . . . . . . . .   13

   5.4. Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   13

   5.5. Lost or Destroyed Certificates . . . . . . . . . . . . . . . . .   14

   5.6. Stock Transfer Books; Record Date  . . . . . . . . . . . . . . .   14

   5.7. Consent of Stockholders in Lieu of Meeting . . . . . . . . . . .   15

                         ARTICLE VI - BOOKS AND ACCOUNTS

   6.1. Location . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

   6.2. Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                  ARTICLE VII - CHECKS, NOTES, CONTRACTS, ETC.

   7.1. Checks; Notes  . . . . . . . . . . . . . . . . . . . . . . . . .   16

   7.2. Execution of Corporate Contracts . . . . . . . . . . . . . . . .   16



                          ARTICLE VIII - MISCELLANEOUS

   8.1. Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . .   16

   8.2. Corporate Seal . . . . . . . . . . . . . . . . . . . . . . . . .   16

   8.3. Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

   8.4. Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . .   16

   8.5. Voting of Stock in Other Corporations  . . . . . . . . . . . . .   17

                          ARTICLE IX - INDEMNIFICATION

   9.1. Eligibility; Expenses  . . . . . . . . . . . . . . . . . . . . .   17

   9.2. Suit to Collect  . . . . . . . . . . . . . . . . . . . . . . . .   18

   9.3. Nonexclusivity of Rights . . . . . . . . . . . . . . . . . . . .   18

   9.4. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

   9.5. Expenses as a Witness  . . . . . . . . . . . . . . . . . . . . .   18

   9.6. Indemnity Agreements . . . . . . . . . . . . . . . . . . . . . .   18

   9.7. Continuation of Rights . . . . . . . . . . . . . . . . . . . . .   18

   9.8. Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                         ARTICLE X - AMENDMENT OF BYLAWS

   10.1.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . .   19




                              SNAP-ON INCORPORATED

                           AMENDED AND RESTATED BYLAWS




                               ARTICLE I - OFFICES

        1.1. Registered Office and Agent. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is the Corporation Trust Company of America.

        1.2. Other Offices. The Corporation may have its principal executive office in the City of Kenosha, State of Wisconsin, and may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                          ARTICLE II - THE STOCKHOLDERS

        2.1. Place of Meetings. All meetings of the stockholders, whether annual or special, shall be held at the offices of the Corporation in Kenosha, Wisconsin, or at such other place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

        2.2. Annual Meeting. An annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

        2.3. Quorum. A majority of the outstanding stock entitled to vote, present in person or by proxy duly authorized by the stockholder and filed with the Secretary, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, a majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy duly authorized by the stockholder and filed with the Secretary, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date, and hour of the adjourned meeting, until a quorum shall be present or represented. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        2.4. Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws in respect of the vote that shall be required for a specific action, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy duly authorized by the stockholder and filed with the Secretary, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case the express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation.

        2.5. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy duly authorized and bearing a date not more than three years prior to said meeting, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the stockholder may validly grant such authority by:

             (a) executing a writing to that effect, which execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing the writing or causing his signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or (b) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that any telegram, cablegram or other electronic transmission submitted pursuant to clause (b) above is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding sentence may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        2.6. List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the address of each as shown on the records of the Corporation, and the number of voting shares registered in the name of each in the records of the Corporation, shall be prepared by the Secretary and kept, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held for a period of at least ten (10) days prior to the meeting. During the ten (10) day period, during the usual business hours, and during the meeting, the list shall be open to the examination of any stockholder.

        2.7. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

        2.8. Notice of Meetings. Written notice of each meeting of stockholders, stating the date, time and place, and in the case of a special meeting the object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat, at the address of the stockholder which appears on the books of the Corporation.

        2.9. Stockholder Nominations and Proposals.

             (a) At any meeting of stockholders, no business shall be conducted which has not been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
             (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

             (b) For stockholder nominations and/or proposals to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must so be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure was made, which ever first occurs.

             (c) In the case of stockholder nominations for election to the Board of Directors, the notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (ii) the principal occupations or employment of each nominee for the past five (5) years, (iii) the number of shares of the Corporation which are beneficially owned by each nominee, (iv) other directorships held by each nominee, (v) the names of business entities of which each nominee owns a ten percent (10%) or more beneficial interest and
             (vi) all other information with respect to each nominee as is required by the Federal proxy rules in effect at the time such notice is submitted. In addition, the notice shall be accompanied by a statement, over the signature of each proposed nominee, that the nominee consents to being a nominee and that if elected intends to serve as a Director, and confirming the information with respect to him set forth in the notice.

             (d) In the case of stockholder proposals, the notice shall set forth (i) a brief description of the proposal or business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, age, business and residence address of the stockholder submitting the proposal, (iii) the principal occupation or employment of such stockholder, (iv) the number of shares of the Corporation which are beneficially owned by such stockholder and (v) any material interest of the stockholder in such proposal. The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he should so determine, and any proposal not properly brought before the meeting shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.9.

        2.10.     Voting Procedures and Inspectors of Elections.

             (a) The Corporation, by action of the Secretary, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

             (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
             (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

             (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

             (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with clause (b) of Section
             2.5 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the specific information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that the information is accurate and reliable.


                      ARTICLE III - THE BOARD OF DIRECTORS

        3.1. Powers, Number and Classification of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such acts and things as are not prohibited by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these Bylaws directed or required to be exercised or done by the stockholders. The number of Directors of the Corporation shall not be less than five (5) or more than fifteen (15) and such number may be fixed from time to time by a majority vote of the Directors then in office. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. When the number of Directors is changed, any increase or decrease in directorships shall be apportioned among the classes at the next annual meeting of stockholders so as to make all classes as nearly equal in number as possible. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting, and each Director shall be elected to serve until his successor shall be elected and shall qualify.

        3.2. Vacancies. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, creation of a new directorship, or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor or successors, or a Director to fill the newly created directorship. In no event shall the shareholders have the right to fill such vacancies.

        3.3. Place of Meetings. The Directors may hold their meetings either outside of Delaware or at the office of the Corporation in the City of Kenosha, State of Wisconsin, or at such other places as they may from time to time determine.

        3.4. Regular Meetings. There shall be five (5) regular meetings of the Board of Directors in each year, the first to be held, without other notice than this Bylaw, immediately following and at the same place as the annual meeting of stockholders. Subsequent regular meetings of the Board of Directors shall be held on the fourth Fridays of June, August, October, January and on the date of the annual meeting of stockholders, or at such other times as are prescribed by the Board of Directors. Notice of additional regular meetings, unless waived, shall be given by mail, telegram, telecopier, telex, telephone or in person to each Director, at his address as the same may appear on the records of the Corporation, or in the absence of such address, at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held.

        3.5. Special Meetings. Special meetings of the Board of Directors may be held any time on the call of the Chief Executive Officer or at the request in writing of a majority of the members of the Board of Directors then in office. Notice of each special meeting, unless waived, shall be given by mail, telegram, telecopier, telex, telephone or in person to each Director at his address as the same appears on the records of the Corporation not less than one day prior to the day on which the meeting is to be held if the notice is by telegram, telecopier, telex, telephone or in person, and not less than two days prior to the day on which the meeting is to be held if the notice is by mail; provided, however, that for purposes of dealing with an emergency situation, as conclusively determined by the Officer or Directors calling the meeting, notice may be given not less than two hours prior to the meeting. Notice of any special meeting need not state the purpose thereof. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the Officer or any one of the Directors making the call. Attendance at any meeting of the Board of Directors shall constitute waiver of notice thereof unless the Director attends the meeting for the express purpose of objecting, and the Director objects at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

        3.6. Quorum; Voting. At all meetings of the Board, a majority of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all Directors if the adjournment is for more than thirty (30) days.

        3.7. Quorum During Emergency. During any emergency period following a national catastrophe, due to enemy attack, a majority of the surviving members of the Board, but in any case not less than five, who have not been rendered incapable of acting due to physical or mental incapacity or due to the difficulty of transportation to the place of the meeting shall constitute a quorum for the purpose of filling vacancies in the Board of Directors and among the elected and appointed Officers of the Corporation.

        3.8. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

        3.9. Meeting by Telephone. Members of the Board of Directors, or any Committee designated by the Board, may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

        3.10. Compensation. Directors, as such, may receive compensation for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of Committees may be allowed like compensation for attending Committee meetings. The Board Affairs and Nominating Committee shall annually recommend to the Board of Directors the appropriate compensation for the members of the Board of Directors.

        3.11. Committees. Based upon the recommendations of the Board Affairs and Nominating Committee, the Board of Directors may, by resolution or resolutions passed by a majority of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws, designate one or more Committees, each Committee to consist of one or more of the Directors of the Corporation, which Committees, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation between meetings of the Board of Directors. The members and the Chairman of each Committee shall be appointed, and may be removed at any time, by resolution adopted by a majority of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws. No such Committee shall have the power or authority to authorize amending the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the Bylaws of the Corporation; and, unless the resolution, Bylaws, or Certificate of Incorporation expressly so provide, no Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each Committee shall keep minutes of its proceedings, and shall report to the Board of Directors when required by the Board.


                              ARTICLE IV - OFFICERS

        4.1. Election and Removal of Chairman of the Board of Directors. At the regular meeting of the Directors held after the annual stockholders' meeting in each year, one of the Directors shall be elected to be the Chairman of the Board of Directors, which person may be removed from this position at any time by a majority vote of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws whenever in their judgment the best interests of the Corporation will be served by such action.

        4.2. Duties of the Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Directors. If he is also the Chief Executive Officer, he shall carry out those duties as designated herein. If he is not the Chief Executive Officer, he shall have no authority for the management and control of the business and affairs of the Corporation other than in his capacity as a Director.

        4.3. Officers. As contained within these Bylaws, except as otherwise provided for, all references to "Officers" shall apply to both Elected and Appointed Officers. The Elected Officers of the Corporation shall be a President, a Chief Executive Officer, a Chief Operating Officer, one or more Senior or Executive Vice Presidents, a Secretary, a Treasurer, a Controller, a Chief Financial Officer, a Vice President - Information Services and a Vice President - Human Resources. These Officers, and any other Officers which the Directors deem should be elected, shall be elected by the Directors at the regular meeting of the Board held after the annual stockholders' meeting in each year and at such other times as new elected offices are created by the Chief Executive Officer or vacancies in such elected offices must be filled. All other Officers of the Corporation shall be appointed by the Chief Executive Officer, as such appointed offices are deemed necessary by the Chief Executive Officer.
   Any two or more offices may be held by the same person.

        4.4. Removal. Any Officer elected by the Directors may be removed from office at any time by a majority vote of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws whenever in their judgment the best interests of the Corporation will be served by such action. Any appointed Officer may be removed at any time by the Chief Executive Officer.

        4.5. Designation of Chief Executive Officer and Chief Operating Officer. The Directors may, but need not, designate the Chairman of the Board of Directors as the Chief Executive Officer. The Directors shall designate the President as either the Chief Executive Officer or the Chief Operating Officer. The Directors may, but need not, designate an Executive Vice President as the Chief Operating Officer. These designations of duties may be changed at any time by a majority vote of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws whenever in their judgment the best interests of the Corporation will be served by such action.

        4.6. Chief Executive Officer. The Chief Executive Officer shall manage and control the overall business and affairs of the Corporation and ensure that the orders and resolutions of the Directors are carried into effect. He shall have the authority to represent and act for the Corporation, to sign documents binding the Corporation in all matters except those reserved to the Directors, to authorize other Officers designated by him to represent, act and sign for the Corporation and to assign to the other Officers the authority for the management and control of such business and affairs of the Corporation as he may designate. If the Chief Executive Officer is not a member of the Board of Directors, he shall be, ex officio, a member of all Committees of the Board of Directors not exercising powers of the Board other than the Audit Committee and Organization & Executive Compensation Committee and shall have all the same rights and duties, except the right to vote, as have all members of the Committee. If he is a Director he shall be, ex officio, a member of all Committees of the Board of Directors exercising powers of the Board other than the Audit Committee and Organization & Executive Compensation Committee, and shall have all the same rights and duties, including the right to vote, as have all members of the Committees. The Chief Executive Officer may review pertinent director compensation survey data and report these results to the Board Affairs and Nominating Committee.

        4.7. Chief Operating Officer. The Chief Operating Officer shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors. In the event of the absence or disability of the Chief Executive Officer, he shall perform those duties as designated herein of the Chief Executive Officer.

        4.8. President. The President shall perform the duties as designated herein of the Chief Executive Officer or the Chief Operating Officer. In the absence of the Chairman of the Board of Directors he shall preside at all meetings of the stockholders and the Directors.

        4.9. Executive Vice Presidents. Executive Vice Presidents shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors. If an Executive Vice President is the appointed Chief Operating Officer, he shall perform those duties as designated herein. In the absence or disability of the Chief Executive Officer and of the Chief Operating Officer, an Executive Vice President designated by the Chief Executive Officer or the Board of Directors shall perform the duties as designated herein of the Chief Executive Officer.

        4.10. Senior Vice Presidents. Senior Vice Presidents shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors. In the event that there is no individual currently holding such office of the Chief Executive Officer, of the Chief Operating Officer, or of the Executive Vice President, or in the event that such individual is absent or disabled, a Senior Vice President designated by the Chief Executive Officer or the Board of Directors shall perform the duties as designated herein of the Chief Executive Officer.

        4.12. Chief Financial Officer. The Chief Financial Officer shall be an Elected Officer and shall have the authority for the management and control of such business and affairs as shall be assigned by the Chief Executive Officer or the Board of Directors.

        4.13. Elected Vice Presidents. The Elected Vice Presidents shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors.

        4.14. Appointed Officers. Appointed Officers shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer.

        4.15. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing Committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Chief Executive Officer of the Corporation. The Secretary shall keep in safe custody the Seal of the Corporation, and when authorized by the Board, affix it to any instrument requiring it.

        4.16.     Treasurer.  The Treasurer shall:

             (a) have the custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of the financial affairs of the Corporation;

             (b) deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

             (c) disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors;

             (d) render to the Chief Executive Officer and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;

             (e) give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office; and

             (f) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the Board of Directors or by the Chief Executive Officer of the Corporation.

        4.17. Controller. The Controller shall maintain proper audit control over the operations of the Corporation and be generally responsible for the accounting system employed by the Corporation and the accounting practices adopted by the various departments; he shall direct the budgetary control, general accounting, cost accounting and statistical activities of the Corporation; and he shall supervise activities in connection with credits and collections, taxes and physical inventories. The Controller shall prepare and furnish such reports and statements showing the financial condition of the Corporation as shall be required of him by the Chief Executive Officer or the Board of Directors, and shall perform such other duties as the Chief Executive Officer or the Board of Directors shall prescribe.

        4.18. Delegation of Duties. In the case of the absence, incapacity, or inability to serve of any Elected Officer of the Corporation, the Board may delegate, for so long as may be necessary, the powers or duties, or any of them, of the Elected Officer to any other Elected Officer, or to any Director provided a majority of the total number of Directors then fixed pursuant to Section 3.1 of these Bylaws concurs therein. In the case of the absence, incapacity, or inability to serve of any Appointed Officers of the Corporation, the Chief Executive Officer may delegate, for so long as may be necessary, the powers or duties, or any of them, of that appointed Officer to any Elected or Appointed Officer.

        4.19. Compensation. The compensation, if any, of the Chairman of the Board of Directors, the President, the Chief Executive Officer and the Chief Operating Officer shall be fixed by the Directors after reviewing the recommendations of the Organization and Executive Compensation Committee. The compensation of all other Officers shall be fixed by Organization and Executive Compensation Committee in consultation with the Chief Executive Officer.

        4.20. Bonds. If the Board of Directors or the Chief Executive Officer shall so require, any Officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors or the Chief Executive Officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.


              ARTICLE V - CERTIFICATES OF STOCK AND THEIR TRANSFER

        5.1. Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation, including the issuance of new certificates for lost or destroyed certificates, and including the appointment of transfer agents and registrars.

        5.2. Form of Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or an Elected or Appointed Vice President, and the Treasurer, or the Secretary. If the Corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any officer may be facsimile. Facsimile signatures may be of the Officers of the Corporation designated above who are Officers at the time of the issuance of the certificates or who were such at the time of the printing or engraving of the certificates whether or not the person has continued to hold that office. The designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of the preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent the class or series of stock, provided that, except as provided to the contrary by the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the preferences and rights and qualifications, limitations or restrictions.

        5.3. Transfer of Certificates. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the statutes of the State of Delaware.

        5.4. Record Date.

             (a) If no record date is fixed pursuant to Section 5.6 of these Bylaws, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

             (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten
             (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date thereafter on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

        5.5. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

        5.6. Stock Transfer Books; Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may by resolution fix a date, not preceding the date of the resolution, not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or not more than sixty (60) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

        5.7. Consent of Stockholders in Lieu of Meeting. In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section
   5.7 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 5.7. If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 5.7, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.


                         ARTICLE VI - BOOKS AND ACCOUNTS

        6.1. Location. The books, accounts, and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

        6.2. Inspection. The books, accounts, and records of the Corporation shall be open to inspection by any member of the Board of Directors during usual business hours for any purpose reasonably related to the Director's position as a Director; and open to inspection by the stockholders at such times, and subject to such regulations, as the Board of Directors may prescribe, except as otherwise provided by statute.


                  ARTICLE VII - CHECKS, NOTES, CONTRACTS, ETC.

        7.1. Checks; Notes. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

        7.2. Execution of Corporate Contracts. Except as otherwise provided by the Board of Directors or the Executive Committee, all contracts of the corporation shall be executed on its behalf by the President, an Elected or Appointed Vice President or such other person or persons as the President or Vice President may from time to time authorize so to do. Whenever the Board of Directors or the Executive Committee shall provide that any contract be executed or any other act be done in any other manner and by any other officer or agent than as specified in the Bylaws, such method or execution or action shall be as equally effective to bind the Corporation as if specified herein.


                          ARTICLE VIII - MISCELLANEOUS

        8.1. Fiscal Year. The fiscal year shall end on the Saturday nearest December 31.

        8.2. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Delaware." Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        8.3. Notice. Any notice required to be given under the provisions of these Bylaws to any Director, Officer or stockholder may be given in writing, by depositing the same in the United States mail, postage pre-paid, addressed to the stockholder, Officer or Director at his or her address appearing on the books of the Corporation, and the notice shall be deemed to be given at the time when so mailed; provided that no notice need be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between the two (2) consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends during a twelve (12) month period, have been mailed addressed to such stockholder at his address as shown on the records of the Corporation and have been returned undeliverable.

        8.4. Waiver of Notice. Any stockholder, Director or Officer may waive any notice required to be given under these Bylaws, in writing signed by the person entitled to notice, either before or after the meeting.

        8.5. Voting of Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chief Executive Officer or an Elected or Appointed Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chief Executive Officer or an Elected or Appointed Vice President. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.


                          ARTICLE IX - INDEMNIFICATION

        9.1. Eligibility; Expenses. Each director and officer of the Corporation (collectively, the "Indemnitees") who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitees in connection therewith. The right to indemnification conferred in this Section shall be a contract right. Each Indemnitee shall have the right to be paid by the Corporation the expenses incurred in defending any such proceeding, except the amount of any settlement, in advance of such proceeding's final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, indemnify and hold harmless employees and agents of the Corporation to the fullest extent permitted by the laws of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such employees and agents in connection therewith. The Corporation may pay expenses of any employee or agent of the Corporation incurred in defending any such proceeding, except the amount of any settlement, in advance of such proceeding's final disposition upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

        9.2. Suit to Collect. If a claim under Section 9.1 above is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

        9.3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

        9.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

        9.5. Expenses as a Witness. To the extent that any Director, Officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

        9.6. Indemnity Agreements. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such Officers, employees and agents as the Board may designate, providing in substance that the Corporation shall indemnify such persons to the fullest extent permitted by Delaware law.

        9.7. Continuation of Rights. The indemnification and advancement of expenses provided by this Article IX shall continue as to a person who has ceased to be a Director, Officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        9.8. Amendment. Any amendment, repeal or modification of any provision of this Article IX by the stockholders or the Directors of the Corporation shall not adversely affect any right or protection of a Director or Officer of the Corporation existing at the time of such amendment, repeal or modification.


                         ARTICLE X - AMENDMENT OF BYLAWS

        10.1. Amendment. The Board of Directors, by affirmative vote of a majority of the total number of Directors then fixed pursuant to Section
   3.1 of these Bylaws, may adopt, amend, or repeal these Bylaws at any meeting, subject to the provisions of Article Seventh of the Certificate of Incorporation. Subject to the provisions of Article Seventh of the Certificate of Incorporation, these Bylaws may also be amended or repealed, and new Bylaws adopted, by the stockholders; provided, however, that any amendment or repeal of Section 2.7, Section 2.9, Section 3.2 or
   Section 10.1 hereof may be made only by vote of at least seventy-five percent (75%) of the issued and outstanding common stock of the Corporation of the shares entitled to vote thereon at any annual meeting or special meeting of stockholders, and only if notice of the proposed amendment or repeal is contained in the notice of the meeting.